EXHIBIT 15
                                                   ----------


August 10, 1998


To the Shareholders
Overseas Shipholding Group, Inc.

We   are   aware  of  the  incorporation  by  reference  in   the
Registration Statement (Form S-8 No. 33-44013) of Overseas Shipholding Group, Inc. of our report dated August 10, 1998 relating to the unaudited condensed consolidated interim financial statements of Overseas Shipholding Group, Inc. which are included in its Form 10-Q for the quarter ended June 30, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                ERNST & YOUNG LLP




New York, New York